UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 11, 2016. The following matters were voted on at the annual meeting:

1.	The stockholders elected management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Rick L. Burdick	40,037,237	2,807,111	3,158	3,568,124
Steven L. Gerard	41,430,631	1,414,013	2,862	3,568,124
Jerome P. Grisko, Jr.	42,135,148	709,296	3,062	3,568,124
Benaree Pratt Wiley	41,707,385	1,136,959	3,162	3,568,124

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The results of the vote taken were as follows:

For	46,306,200
Against	75,925
Abstain	33,505

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2016 proxy statement. The results of the vote taken were as follows:

For	41,314,513
Against	1,515,047
Abstain	17,946
Non Votes	3,568,124

4.	The stockholders declined to approve the passage of such other business as may properly be brought at the 2016 Annual Meeting. No such other business was presented for vote at the meeting. The results of the vote taken were as follows:

For	16,728,793
Against	29,614,700
Abstain	72,137

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2016

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary